UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36756	47-0961620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, Louisiana 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2023, Lamar Advertising Company (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Only stockholders of record as of the close of business on March 13, 2023 were entitled to vote at the 2023 Annual Meeting. As of March 13, 2023, 87,457,686 shares of Class A Common Stock, 14,420,085 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock were outstanding and entitled to vote at the 2023 Annual Meeting. With respect to the matters submitted for vote at the 2023 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2023 Annual Meeting, 81,073,022 shares of Class A Common Stock, all shares of Class B Common Stock, and all shares of Series AA Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2023, were before the meeting, and they received the following votes:

Proposal 1: Election of Nine Directors to Serve until the 2024 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes

Nancy Fletcher	217,919,011.49	1,880,736	5,479,844

John E. Koerner, III	190,210,194.49	29,589,553	5,479,844

Marshall A. Loeb	219,296,389.49	503,358	5,479,844

Stephen P. Mumblow	194,465,251.49	25,334,496	5,479,844

Thomas V. Reifenheiser	194,433,865.49	25,365,882	5,479,844

Anna Reilly	197,001,005.49	22,798,742	5,479,844

Kevin P. Reilly, Jr.	196,043,676.49	23,756,071	5,479,844

Wendell Reilly	197,000,643.49	22,799,104	5,479,844

Elizabeth Thompson	199,556,136.49	20,243,611	5,479,844

Proposal 2: Approval, on an advisory and non-binding basis, of the compensation paid to the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
215,144,258.49	4,515,233	134,545	5,479,844

Proposal 3: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on the compensation paid to the Company’s named executive officers. A proposal relating to the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers received a majority of the votes cast in favor of a stockholder advisory vote every three years with the votes shown:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
68,295,892	44,312	151,318,586.49	135,246	5,479,844

Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2023 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
224,215,000.49	1,029,507	35,084	0

In light of the voting results with respect to the frequency of future stockholder votes on executive compensation (detailed above under the voting results for Proposal 3), the Company’s Board of Directors has determined that the Company will hold a triennial advisory vote on executive compensation until the next required advisory vote on the frequency of the vote on executive compensation, or until the Board of Directors determines it is in the best interest of the Company to hold such vote with different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2023	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
EVP, Chief Financial Officer and Treasurer